Exhibit 99(a)(1)(C)

THIS IS NOT A LETTER OF TRANSMITTAL. THIS NOTICE OF GUARANTEED DELIVERY IS FOR USE IN ACCEPTING THE OFFER (AS DEFINED BELOW).

        NOTICE OF GUARANTEED DELIVERY
for Deposits of Shares and SRP Rights of
INCO LIMITED
pursuant to the Offer dated August 14, 2006 made by
CVRD CANADA INC.
a wholly-owned indirect subsidiary of

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME)
           ON SEPTEMBER 28, 2006, UNLESS EXTENDED OR WITHDRAWN (THE "EXPIRY TIME").
SEE "TIME FOR ACCEPTANCE" IN SECTION 2 OF THE OFFER.

USE THIS NOTICE OF GUARANTEED DELIVERY IF YOU WISH TO ACCEPT THE OFFER BUT YOUR SHARE CERTIFICATE(S) ARE NOT IMMEDIATELY AVAILABLE OR YOU ARE NOT ABLE TO DELIVER YOUR SHARE CERTIFICATE(S) TO THE DEPOSITARY OR THE U.S. FORWARDING AGENT ON OR PRIOR TO THE EXPIRY TIME.

        This Notice of Guaranteed Delivery must be used to accept the offer dated August 14, 2006 (the "Offer") made by CVRD Canada Inc., a wholly-owned indirect subsidiary of Companhia Vale do Rio Doce (the "Offeror"), to purchase all of the common shares of Inco Limited ("Inco") and the associated rights (the "SRP Rights") issued and outstanding under the shareholder rights plan of Inco (collectively, the "Shares") only if certificates for the Shares to be deposited are not immediately available or if the holder of the Shares (the "Shareholder") is not able to deliver the certificates and all other required documents to the Depositary or the U.S. Forwarding Agent at or prior to the Expiry Time. This Notice of Guaranteed Delivery may be delivered by hand, mailed or transmitted by facsimile transmission to the Depositary at its office in Toronto, Ontario, Canada at the address or facsimile number listed in this Notice of Guaranteed Delivery.

        The terms and conditions of the Offer are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used but not defined in this Notice of Guaranteed Delivery which are defined in the Offer and accompanying Circular (the "Circular") dated August 14, 2006 have the meanings ascribed to them in the Offer and the Circular.

        The Depositary or your broker or other financial advisor can assist you in completing this Notice of Guaranteed Delivery.

WHEN AND HOW TO USE THIS NOTICE OF GUARANTEED DELIVERY

        As set forth under "Manner of Acceptance — Procedure for Guaranteed Delivery" in Section 3 of the Offer, if a Shareholder wishes to deposit Shares pursuant to the Offer and the certificate(s) representing such Shares is (are) not immediately available or the certificate(s) and all other required documents cannot be delivered to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time, those Shares may nevertheless be deposited pursuant to the Offer, provided that all of the following conditions are met:

  (a)
  such deposit is made by or through an Eligible Institution;

  (b)
  a properly completed and duly executed copy of this Notice of Guaranteed Delivery (or a manually signed facsimile copy hereof), together with a guarantee to deliver by an Eligible Institution in the form set out below, is received by the Depositary at or prior to the Expiry Time at its office in Toronto, Ontario, Canada; and

  (c)
  the certificate(s) representing the Deposited Shares, in proper form for transfer, together with the Letter of Transmittal (or a manually executed facsimile copy thereof), properly completed and executed, and all other documents required by the Letter of Transmittal, are received by the Depositary prior to 5:00 p.m. (Toronto time) on the third trading day on the Toronto Stock Exchange (the "TSX") and the New York Stock

    Exchange (the "NYSE") after the Expiry Time. To constitute delivery for the purpose of satisfying a guaranteed delivery, the Letter of Transmittal and accompanying share certificate(s) must be delivered to the Depositary at its office in Toronto, Ontario, Canada.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

        The undersigned understands and acknowledges that payment for Shares deposited and taken up by the Offeror will be made only after timely receipt by the Depositary of: (i) such certificate(s) representing the Shares; and (ii) the Letter of Transmittal or a facsimile thereof, properly completed and executed, with any signatures guaranteed, if so required, and all other documents required by the Letter of Transmittal prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX and the NYSE after the date on which the Expiry Time occurs. The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Shares on the purchase price of Shares purchased by the Offeror, regardless of any delay in making such payment, and that the consideration for the Shares tendered pursuant to the guaranteed delivery procedures will be the same as that for the Shares delivered to the Depositary prior to the Expiry Time, even if the Shares to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Shares is not made, until after the take up and payment for the Shares under the Offer.

        All authority conferred, or agreed to be conferred, by this Notice of Guaranteed Delivery is, to the extent permitted by applicable laws, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned.

TO:	CVRD CANADA INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., as Depositary

By Mail: P.O. Box 7025 31 Adelaide Street East Toronto, ON M5C 2T1 Attention: Corporate Actions	By Hand or Courier: 100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions	By Facsimile Transmission: Facsimile Number: (905) 771-4082 Attention: Corporate Actions

THE NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED BY HAND OR COURIER OR TRANSMITTED BY FACSIMILE TRANSMISSION OR MAILED TO THE DEPOSITARY AT ITS OFFICE IN TORONTO, ONTARIO, CANADA LISTED IN THIS NOTICE OF GUARANTEED DELIVERY AND MUST INCLUDE A GUARANTEE BY AN ELIGIBLE INSTITUTION IN THE MANNER SET FORTH IN THIS NOTICE OF GUARANTEED DELIVERY.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE NUMBER OTHER THAN SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

TO CONSTITUTE DELIVERY FOR THE PURPOSE OF SATISFYING GUARANTEED DELIVERY, UPON RECEIPT OF THE CERTIFICATES TO WHICH THIS NOTICE OF GUARANTEED DELIVERY APPLIES, THE LETTER OF TRANSMITTAL, ACCOMPANYING CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS MUST BE DELIVERED TO THE SAME OFFICE OF THE DEPOSITARY IN TORONTO, ONTARIO, CANADA WHERE THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES ON THE LETTER OF TRANSMITTAL. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE IN THE LETTER OF TRANSMITTAL.

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES MUST BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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DESCRIPTION OF SHARES

        The undersigned hereby deposits with the Depositary upon the terms and subject to the conditions set forth in the Offer, the Circular and the Letter of Transmittal, receipt of which is hereby acknowledged, the Shares described below, pursuant to the procedures for guaranteed delivery as set forth in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery" and Instruction 2 to the Letter of Transmittal.

Certificate Number(s) (if available) (Please print or type)	Name in which Registered (Please print or type and fill in exactly as name(s) appear(s) on certificate(s))	Number of Shares Represented by Certificate (Please print or type)	Number of Shares Deposited* (Please print or type)

TOTAL

*    Unless otherwise indicated, the total number of Shares evidenced by certificates delivered will be deemed to have been deposited.

CURRENCY OF PAYMENT

☐    I wish to receive payment of consideration payable under the Offer in Canadian dollars; or

☐    I wish to receive payment of consideration payable under the Offer in U.S. dollars (based upon the quoted 10:00 a.m. (New York time) rate of exchange for U.S. dollars per Cdn.$1.00 reported by the Federal Reserve Bank of New York which appears on Reuters Screen 1FED on the Business Day immediately preceding the date of delivery of such payment to the Depositary).

        (A Shareholder who does not check the box above will receive payment of consideration under the Offer in Canadian dollars.)

SHAREHOLDER SIGNATURE(S)

Signature(s) of Shareholder(s)	Address(es)

Name (please print or type)

Date	Postal Code/Zip Code

Daytime Telephone Number

GUARANTEE OF DELIVERY

        The undersigned, an Eligible Institution, guarantees delivery to the Depositary of the certificates representing the Shares deposited hereby, in proper form for transfer with a properly completed and executed Letter of Transmittal in the form enclosed herewith or a manually signed facsimile copy thereof, and all other documents required by the Letter of Transmittal, all prior to 5:00 p.m. (Toronto time) on the third trading day on the TSX and the NYSE after the Expiry Time.

Name of the Firm:	Authorized Signature:
Address of the Firm:	Name:
Title:
Telephone Number:	Dated:

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        This Notice of Guaranteed Delivery is to be delivered
by hand or transmitted by facsimile transmission or mail to the Depositary,
COMPUTERSHARE INVESTOR SERVICES INC., as follows:

By Hand or Courier 100 University Avenue 9th Floor Toronto, ON M5J 2Y1 Attention: Corporate Actions	By Mail P.O. Box 7025 31 Adelaide Street East Toronto, ON M5C 2T1 Attention: Corporate Actions	By Facsimile Transmission Fax Number: (905) 771-4082 Attention: Corporate Actions

The Dealer Managers for the Offer are:

In Canada

CREDIT SUISSE SECURITIES (CANADA), INC. One First Canadian Place, Suite 3000, P.O. Box 301 Toronto, ON M5X 1C9 Telephone: 416-352-4508	UBS SECURITIES CANADA INC. 161 Bay Street, Suite 4100, P.O. Box 617 Toronto, ON M5J 2S1 Telephone: 416-350-2201

In the United States

CREDIT SUISSE SECURITIES (USA) LLC Eleven Madison Avenue New York, NY 10010-3629 Telephone: 1-800-319-5806	UBS SECURITIES LLC 299 Park Avenue New York, NY 10171 Telephone: 1-877-211-0850

The Information Agent for the Offer is:

The Exchange Tower
130 King Street West, Suite 2950
P.O. Box 361
Toronto, Ontario M5X 1E2
Toll Free (North America): 1-866-381-4105
Banks, Brokers and International Call Collect: 1-416-867-2272
Email: contactus@kingsdaleshareholder.com

        Delivery of this Notice of Guaranteed Delivery to an address or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above does not constitute a valid delivery.

        Any questions and requests for assistance may be directed by holders of Shares to the Depositary, the Dealer Managers or the Information Agent at their respective telephone numbers and locations set out above.